UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  May 5, 2025

Kenvue Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Kenvue Way Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908)-874-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition

On May 8, 2025, Kenvue Inc. issued the attached press release (Exhibit 99.1) announcing its financial results for the fiscal first quarter ended March 30, 2025.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2025, the Company announced the appointment of Amit Banati as Kenvue’s Chief Financial Officer, which is expected to be effective May 12, 2025 (Mr. Banati’s start date, the “Effective Date”).

Mr. Banati, age 56, currently serves as Vice Chairman and Chief Financial Officer of Kellanova (formerly Kellogg Company), a leading company in global snacking, international cereal, noodles and frozen foods. He began serving in this role in December 2022. Prior to that position, he was Senior Vice President and Chief Financial Officer of Kellogg Company from July 2019 to December 2022. Mr. Banati joined Kellogg Company in March 2012 as President, Asia Pacific, and his responsibilities were expanded to President, Asia Pacific, Middle East and Africa in July 2018. Before joining Kellogg Company, Mr. Banati served in a variety of finance, general management and board roles at Kraft Foods, Cadbury Schweppes and Procter & Gamble. Mr. Banati currently serves on the board of directors of Fortune Brands Innovations.

In connection with Mr. Banati’s appointment, Mr. Banati and the Company executed an offer letter on May 5, 2025 (the “Offer Letter”). The Offer Letter provides for a base salary of $900,000, eligibility for an annual bonus target of 110% of Mr. Banati’s base salary, annual equity award grants with an aggregate target value of $3.2 million, and that Mr. Banati will be an “Eligible Employee” for purposes of the Executive Severance Pay Plan of Kenvue Inc. and U.S. Affiliated Companies (the “Severance Plan”). Mr. Banati’s 2025 equity grant will be granted at the target value and consist of the same types of awards, with the same vesting terms, as for Kenvue’s other executive officers. Mr. Banati will be subject to the Company’s standard restrictive covenant agreement, which includes restrictions relating to non-competition, non-solicitation, and protection of confidential information.

The Company agreed to provide Mr. Banati with the following awards: (1) a cash bonus of $2,500,000, paid shortly after the Effective Date; (2) an award of RSUs with a fair market value of $4,000,000, granted within two months of the Effective Date; (3) a cash bonus of $4,000,000, paid upon the closing of the merger transaction between Mars Inc. and Kellanova (the “Transaction”), if such closing occurs no later than August 13, 2026 (the “Transaction Condition”); and (4) an award of RSUs with a fair market value of $2,500,000, granted within two months of the satisfaction of the Transaction Condition. The equity awards will vest over a three-year period following the applicable grant date. The cash-based awards will generally be subject to 100% repayment if Mr. Banati terminates employment prior to the first anniversary of the Effective Date and 50% repayment if Mr. Banati terminates employment prior to the second anniversary of the Effective Date.

The Offer Letter further provides that if Mr. Banati’s employment with Kenvue terminates (1) due to death or “disability”, (2) by Mr. Banati for “good reason” or (3) by the Company other than for “significant  misconduct” (as such terms are defined in the Offer Letter), then: (i) any requirement to repay the cash sign-on awards will no longer apply; (ii) the equity sign-on awards will vest in full upon death or disability and will otherwise be subject to continued vesting; and (iii) if the Transaction Condition is satisfied after such termination, Mr. Banati will receive any sign-on compensation that is subject to achievement of the Transaction Condition.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Banati and any of Kenvue’s executive officers or directors or persons nominated or chosen by Kenvue to become a director or executive officer. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Banati, or any member of his immediate family, had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Banati and any other person pursuant to which Mr. Banati was appointed as an officer of the Company.

On May 8, 2025, the Company also announced that Paul Ruh, currently Kenvue’s Chief Financial Officer, will cease to serve as Chief Financial Officer on the Effective Date (the “CFO Transition”). Mr. Ruh will remain with the Company in a strategic advisor role through May 16, 2025, to assist with the transition of his duties. The CFO Transition, with respect to Mr. Ruh, meets the conditions of the separation without “cause” provisions of the Severance Plan and Mr. Ruh’s long-term incentive awards. Accordingly, subject to his execution of a release of claims in favor of the Company and its affiliates and his continuing compliance with his restrictive covenant obligations, Mr. Ruh will receive the severance payments and benefits payable under the Severance Plan and his long-term incentive awards will be treated in accordance with the terms of the applicable award agreements.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Exhibit Description

10.1	Offer Letter between Amit Banati and Kenvue Brands LLC
99.1	Press Release dated May 8, 2025 for the period ended March 30, 2025
99.2	Press Release dated May 8, 2025, announcing CFO Transition
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.
Date: May 8, 2025	By:	/s/ Edward J. Reed
		Name:	Edward J. Reed
		Title:	Vice President, Corporate Secretary